Exhibit 99.1

Standard Premium Announces Stock Repurchase Following Strong 2025 Financial Performance

MIAMI, FL – April 28, 2026 – Standard Premium Finance Holdings, Inc. (OTCQX: SPFX) (“Standard Premium”), a leading specialty finance company, today announces that the Company has repurchased 76,000 shares at $2.25 per share through a board authorized stock buyback program.

“We executed this planned stock buyback to support Standard Premium’s strategic direction as we continue to scale our business to achieve planned growth initiatives throughout the balance of 2026,” says William Koppelmann, CEO, Standard Premium. “This program highlights our financial strength and provides flexibility for us to return capital to shareholders while reinforcing the long-term value of the company.”

The stock repurchase follows Standard Premium’s reported strong earnings results for the 2025 fiscal year, including a 24% increase to net income, $158 million in loan originations, a 14% increase to the Company’s receivables portfolio, a 56% increase to positive operating cash flow and an increase of 27.5% in earnings per share.

About Standard Premium Finance Holdings, Inc.

Standard Premium Finance Holdings, Inc. (OTCQX: SPFX), is a specialty finance company which has financed premiums on over $2 Billion of property and casualty insurance policies since 1991. We currently operate in 43 states and are seeking M&A opportunities of synergistic businesses to leverage economies of scale. https://www.standardpremium.com/

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended with regard to our anticipated future growth and outlook. Our actual results may differ from expectations presented or implied herein and, consequently, you should not rely on these forward-looking statements as predictions of future events. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or results.

Additional information concerning risk factors relating to our business is contained in Item 1A Risk Factors of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2026 which is available on the SEC’s website at www.sec.gov or on the Investor Relations section of our website, standardpremium.com.

Media:
Nicholas Turchiano
CPR Marketing
nturchiano@cpronline.com
201-641-1911x35